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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33326289, 33326291, 33326113, 33307627, 33307201,
33307203, 33303213, 3395742, 3395746, 3395748, 3390874, 3390876, 3388444,
3388442, 3371556, 3367752, 3364952, 3346847, 33346489) of Medaphis Corporation
of our report dated January 27, 1998 appearing in Medaphis Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP


Atlanta, Georgia
June 19, 1998